                                                        Exhibit 11.1



STATEMENT REGARDING COMPUTATION OF PER-SHARE NET LOSS



                                                                 Three Months Ended March 31,
                                                                   1995              1996
                                                                -----------------------------
                                                                (PRO FORMA)
AVERAGE SHARES OUTSTANDING                                        4,055,567 (A)     7,305,441

NET EFFECT OF ANTI-DILUTIVE STOCK AND STOCK
OPTIONS AND WARRANTS (B)                                            873,188                 0
                                                                -----------------------------
TOTAL                                                             4,928,755         7,305,441
                                                                =============================
NET LOSS                                                        ($1,185,049)      ($1,177,112)
                                                                =============================
PER-SHARE AMOUNT                                                     ($0.24)           ($0.16)
                                                                =============================

(A) ASSUMES CONVERSION OF PREFERRED STOCK INTO SHARES OF COMMON STOCK AS IF THEY HAD BEEN CONVERTED ON THE ORIGINAL DATE OF ISSUANCE, EXCEPT FOR PREFERRED STOCK ISSUED WITHIN THE TWELVE-MONTH PERIOD PRECEDING THE FILING OF THE COMPANY'S INITIAL PUBLIC OFFERING, WHICH IS TREATED AS OUTSTANDING FOR ALL PERIODS PRIOR TO JUNE 30, 1995, THE LATEST PERIOD PRESENTED IN THE INITIAL PUBLIC OFFERING. SEE (B).

(B)    STOCK AND STOCK OPTIONS AND WARRANTS ISSUED OR GRANTED WITHIN A
       TWELVE-MONTH PERIOD PRECEDING THE FILING OF THE COMPANY'S INITIAL PUBLIC
       OFFERING ARE TREATED AS OUTSTANDING FOR ALL PERIODS PRIOR TO JUNE 30, 1995.
       SUBSEQUENT TO JUNE 30, STOCK OPTIONS AND WARRANTS ARE EXCLUDED AS THEIR EFFECT
       IS ANTI-DILUTIVE.


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